UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SenesTech, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUPPLEMENT TO THE

SENESTECH, INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 24, 2021

Dear Stockholders,

This supplement, dated June 17, 2021 (the “Supplement”), amends and supplements the Proxy Statement dated May 4, 2021 (the “Proxy Statement”), with respect to the 2021 annual meeting of stockholders (the “Annual Meeting”) of SenesTech, Inc., a Delaware corporation (the “Company”), to be held on Thursday, June 24, 2021, at 12:00 noon, mountain standard time, virtually via live webcast (including any adjournment or postponement thereof).

Quorum Requirement

The purpose of this Supplement is to provide new information about the quorum requirement for the Annual Meeting. On June 16, 2021, our Board of Directors adopted resolutions to amend our Amended and Restated Bylaws (our “Bylaws”) to provide that the holders of one third (1/3) of the outstanding shares of stock entitled to vote in person, by remote communication, if applicable, or by proxy would constitute a quorum at all meetings of our stockholders for the transaction of business (the “Bylaw Amendment”), including at the Annual Meeting. Our Bylaws previously provided that the holders of a majority of the outstanding shares of stock entitled to vote in person, by remote communication, if applicable, or by proxy would constitute a quorum at all meetings of our stockholders for the transaction of business.

A majority of our stockholders hold their shares in “street name.” These stockholders are beneficial owners of shares registered in the name of a broker, bank or other nominee. If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote your shares in its discretion on “discretionary” or “routine” matters. Proposal 3 in the Proxy Statement (the ratification of the selection of our accounting firm) is considered a discretionary matter. If a nominee elects to exercise its discretionary voting rights, the shares voted by the nominee will be considered present at the meeting and included in the number of shares required to reach a quorum for the meeting.

Recently, certain nominees that hold a significant number of shares of our common stock for the benefit of our stockholders have adopted a policy of not exercising their voting rights on discretionary matters. Therefore, unless our stockholders who beneficially own shares in street name provide these nominees with specific voting instructions to vote their shares, the shares of common stock registered in the name of such nominees will not be counted toward quorum. If we are unable to reach a quorum at our Annual Meeting, we will not be able to hold a valid stockholders meeting and our stockholders will not be able to vote on the matters submitted to them until a quorum is present. By reducing the quorum requirement from a majority of our capital stock entitled to vote to one third (1/3) of outstanding shares of stock entitled to vote, we are more likely to reach quorum and hold a valid stockholders meeting.

The following text amends and restates the disclosure in the second sentence of the first paragraph under the heading “Quorum; Abstentions; Broken Non-Votes; Results” on page 3 of the Proxy Statement: A quorum exists when holders of one third (1/3) of the outstanding shares of stock entitled to vote are present in person, by remote communication, if applicable, or by proxy.

Impact on Proposals 2 and 3

The approval of Proposals 2 and 3 each require the affirmative vote of a majority of the outstanding shares of common stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. As a result of the Bylaw Amendment, fewer shares of outstanding stock entitled to vote, represented in person, by remote communication, or by proxy will be required to constitute a quorum at the Annual Meeting. This means that the vote of fewer shares may be needed to determine the outcome of these proposals.

Additional Information

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” included in the Proxy Statement are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

Sincerely,

Kenneth Siegel
Chief Executive Officer